Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-21161, effective February 5, 1997, File No. 333-103152, effective February 12, 2003 and File No. 333-178354, effective December 7, 2011) of Shiloh Industries, Inc. of our report dated September 16, 2014 relating to the financial statements of Finnveden Metal Structures AB, which appears in the Current Report on Form 8‑K of Shiloh Industries, Inc. dated July 2, 2014.

PricewaterhouseCoopers AB

/s/ Pricewaterhouse Coopers AB

Gothenburg, Sweden
September 16, 2014